UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 28, 2004
                             -----------------------


                           TENGTU INTERNATIONAL CORP.
               (Exact name of Registrant as specified in charter)

        Delaware                  000-29957                     77-0407366
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(State or other jurisdic-       (Commission                    (IRS Employer
 tion of incorporation)         File Number)                 Identification No.)

                236 Avenue Road, Toronto, Ontario, Canada M5R 2J4
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               (Address of principal executive offices) (Zip Code)

                                  416-963-3999
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              (Registrant's telephone number, including area code)

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      (Former name, address and fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      As explained below, on July 28, 2004, the Company filed Form 8-K indicating that certain of its previously filed financial statements on Form 10-Q for the periods ended September 30 and December 31, 2003 and March 31, 2004 could not be relied upon. The Company, however, did not file that Current Report on Form 8-K under Item 4.02. This report is therefore being filed as of the date hereof.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

      (a)(1) As we previously disclosed in our Current Reports on Form 8-K dated July 28 and October 22 in 2004 (the "Previous 8-Ks"), the Company had uncovered overstatements of revenue for each quarter of fiscal 2004. As stated in the Previous 8-Ks, the Company planned to file the amended Form 10-Q after its independent accountant, Moore Stephens ("MS"), had reviewed these quarters in conjunction with its annual audit for fiscal 2004. In conjunction with its filing of Form 10-K/A on December 7, 2004, the Company filed its amended Quarterly Reports on Form 10-Q for the first three quarters of fiscal 2004.

      (a)(2) The amendments to the Form 10-Q related to revenue, costs of products sold, selling expenses, collection provision, other income, net loss and loss per share, due from related party, deferred tax payable, accumulated deficit and stockholders' equity.

      (a)(3) MS discussed with the Company's officers the above-referenced matters.

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TENGTU INTERNATIONAL CORP.


June 1, 2005                            By: /s/ John D. Watt
                                           -------------------------------------
                                           John D. Watt, President